Exhibit 16.1

January 16, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street North East

Washington, DC 20549

Re: Hygea Holdings Corp.

      Commission File Number 333-174252

We have read the statements that we understand Hygea Holdings Corp. will include in Item 4.01 of Form 8K dated January 7, 2015 that it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, CA